Exhibit 33.2

Management’s Assertion on

Compliance with Regulation AB Criteria

Discover Products Inc. (“DPI” or the “Asserting Party”) is responsible for assessing its compliance, (i) as of and for the one-month period ended December 31, 2012 (the “Transition Period”), with the servicing criteria applicable to it in connection with the Servicing Agreement dated January 1, 2011 by and between DPI and Discover Bank and (ii) as of and for the year ended December 31, 2013 (together with the Transition Period, the “Reporting Period”), with the servicing criteria applicable to it in connection with the Master Services Agreement, between Discover Financial Services, Discover Bank, DB Servicing Corporation, DPI and other affiliated entities, dated as of January 1, 2013 (as amended and restated by the Amended and Restated Services Addendum, between DPI and Discover Bank, dated as of August 15, 2013). The Asserting Party used the criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in Items 1122 (d)(1)(i), (d)(1)(iii), (d)(1)(iv), (d)(2)(ii), (d)(2)(iii), (d)(2)(iv), (d)(2)(v), (d)(2)(vi), (d)(2)(vii), (d)(3)(i), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(i), (d)(4)(ii), (d)(4)(iii), (d)(4)(v), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), and (d)(4)(xv) of Regulation AB, which the Asserting Party has concluded are not applicable to the activities it performs with respect to the asset-backed securities transactions covered by this report (such applicable criteria, after giving effect to the exclusions identified above, the “Applicable Servicing Criteria”), to assess such compliance. The transactions covered by this report include all asset-backed securities transactions involving credit card receivables conducted by Discover Card Master Trust I and Discover Card Execution Note Trust that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or were not required to be registered where the related asset-backed securities were outstanding during the Reporting Period (the “Platform”), as listed in Appendix A.

DPI has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform taken as a whole.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

Discover Products Inc.

By:	/s/ Roger C. Hochschild

Roger C. Hochschild,
President

Date: March 21, 2014

Appendix A

Series 2005-4:

Subseries 2, Class A Credit Card Pass-Through Certificates

Subseries 2, Class B Credit Card Pass-Through Certificates

Series 2006-2:

Subseries 3, Class A Credit Card Pass-Through Certificates

Subseries 3, Class B Credit Card Pass-Through Certificates

Series 2007-2:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2009-CE:

Series 2009-CE Credit Card Pass-Through Certificate

Series 2007-CC:

Class A (2007-1) DiscoverSeries Notes

Class A (2007-2) DiscoverSeries Notes

Class A (2008-4) DiscoverSeries Notes

Class A (2008-C) DiscoverSeries Notes

Class A (2010-1) DiscoverSeries Notes

Class A (2010-A) DiscoverSeries Notes

Class A (2010-B) DiscoverSeries Notes

Class A (2010-C) DiscoverSeries Notes

Class A (2010-2) DiscoverSeries Notes

Class A (2010-D) DiscoverSeries Notes

Class A (2010-E) DiscoverSeries Notes

Class A (2011-A) DiscoverSeries Notes

Class A (2011-B) DiscoverSeries Notes

Class A (2011-1) DiscoverSeries Notes

Class A (2011-C) DiscoverSeries Notes

Class A (2011-2) DiscoverSeries Notes

Class A (2011-3) DiscoverSeries Notes

Class A (2011-4) DiscoverSeries Notes

Class A (2012-1) DiscoverSeries Notes

Class A (2012-A) DiscoverSeries Notes

Class A (2012-2) DiscoverSeries Notes

Class A (2012-3) DiscoverSeries Notes

Class A (2012-4) DiscoverSeries Notes

Class A (2012-5) DiscoverSeries Notes

Class A (2012-6) DiscoverSeries Notes

Class A (2013-1) DiscoverSeries Notes

Class A (2013-2) DiscoverSeries Notes

Class A (2013-3) DiscoverSeries Notes

Class A (2013-4) DiscoverSeries Notes

Class A (2013-5) DiscoverSeries Notes

Class A (2013-6) DiscoverSeries Notes

Class B (2007-1) DiscoverSeries Notes

Class B (2011-1) DiscoverSeries Notes

Class B (2011-2) DiscoverSeries Notes

Class B (2011-3) DiscoverSeries Notes

Class B (2012-1) DiscoverSeries Notes

Class B (2012-2) DiscoverSeries Notes

Class B (2012-3) DiscoverSeries Notes

Class B (2013-1) Discover Series Notes

Class C (2011-1) DiscoverSeries Notes

Class C (2011-2) DiscoverSeries Notes

Class C (2011-3) DiscoverSeries Notes

Class C (2012-1) DiscoverSeries Notes

Class C (2012-2) DiscoverSeries Notes

Class C (2012-3) DiscoverSeries Notes

Class C (2013-1) Discover Series Notes

Class D (2009-1) DiscoverSeries Notes